SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2009

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2009, Morgan Stanley (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Series D Stock”), which was repurchased by the Company on June 17, 2009, as previously disclosed.  The Certificate of Elimination (a) eliminated the previous designation of 10,000,000 shares of Series D Stock, none of which were outstanding at the time of filing, (b) upon such elimination, caused such shares of Series D Stock to resume their status as undesignated shares of preferred stock of the Company, and (c) eliminated from the Amended and Restated Certificate of Incorporation of the Company all references to the Series D Stock.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits.

Exhibit
Number	Description
3	Morgan Stanley Certificate of Elimination of the Fixed Rate Cumulative Perpetual Preferred Stock, Series D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	June 23, 2009	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel